Exhibit 99.1

News Release	Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately

Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727 Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

Milwaukee, Wis. – Jan. 16, 2007 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2006 fourth quarter core operating income of $218.4 million, or $0.84 per share, as compared to $177.5 million, or $0.74 per share, in the fourth quarter of 2005, an increase of 23.1%, or 13.5% on a per share basis. The Corporation reported 2006 fourth quarter net income of $205.4 million, or $0.79 per share.  The $0.05 per share difference between core operating income and net income as reported reflects the charge for the termination of certain interest rate swaps due to a change in the interpretation of certain accounting rules as announced in October.

Core operating income for the year ended December 31, 2006, was $819.8 million, or $3.22 per share, as compared to $706.2 million, or $2.99 per share in 2005, which included a net increase of $.08 per share related to realized gains on venture capital investments.  Without these items, earnings per share would have been $2.91 for the year ended December 31, 2005, representing an increase in 2006 of 10.7%. Net income for the year ended December 31, 2006, was $807.8 million, or $3.17 per share.

Return on average assets based on core operating income for the fourth quarter and full year of 2006 was 1.56 percent, respectively. By comparison, the return on average assets based on net income for the fourth quarter and full year of 2005 was 1.56 and 1.63 percent, respectively.  Return on equity based on core operating income was 14.27 percent this quarter, as compared to 15.06 percent for the fourth quarter of 2005.

The Corporation’s provision for loan losses was $18.3 million in the fourth quarter of 2006, versus $13.0 million in the same period last year.  Net charge-offs for the period were $15.0 million, or 0.14 percent of total average loans outstanding this quarter, and $11.5 million a year ago, or 0.14 percent of total average loans.  At December 31, 2006, the allowance for loan losses was 1.00 percent of total loans, compared to 1.06 percent a year earlier.  Nonperforming loans were 0.64 percent of total loans at December 31, 2006, and 0.41 percent at December 31, 2005.

Assets at year-end were $56.2 billion, compared to $46.2 billion at the end of 2005.  Book value per share was $24.24 at December 31, 2006, compared to $20.27 for the same date a year ago.  Total loans were $41.9 billion, compared to $34.2 billion at December 31, 2005.

All “per share” references in this press release are references to diluted earnings per share.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $56.2 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank with 195 offices throughout the state. In addition, M&I has 46 locations throughout Arizona; 17 offices in Kansas City and nearby communities; 17 offices on Florida’s west coast; 17 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; three offices in Tulsa, Okla.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 15 offices in the greater St. Louis area. Metavante Corporation, a wholly owned subsidiary, provides a full array of technology products and services for the financial services industry. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

###

This press release contains forward-looking statements concerning M&I’s future operations and financial results.  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2005 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.

This press release contains non-GAAP financial measures for the three months and year ended December 31, 2006 and for the year ended December 31, 2005, as a supplement to the Corporation’s GAAP financial results.  The Corporation believes that these non-GAAP financial measures are useful because they allow investors to assess, on a consistent basis, the Corporation’s core operating performance, exclusive of items which management believes are not indicative of the operations of the Corporation such as the change in the accounting for derivatives.  Management uses such non-GAAP financial measures to evaluate financial results and to establish operational goals.  These non-GAAP financial measures should be considered a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP.  For a reconciliation of non-GAAP financial measures to the comparable financial measures calculated in accordance with GAAP, please see the reconciliation table included in the attachment to this press release.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Standard Time Tuesday, January 16, regarding fourth quarter earnings. For those interested in listening, please call 1-800-967-7185 and ask for M&I’s quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will run will be available beginning at 2:30 p.m. on January 16 and will run through 5:00 p.m. January 23, by calling 1-888-203-1112 and entering pass code 487 53 06. Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:30 a.m. on January 16.

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2006	2005	Change	2006	2005	Change
PER SHARE DATA
Diluted:
Core Operating Income	$0.84	$0.74	13.5%	$3.22	$2.99	7.7%
Net Income	0.79	0.74	6.8	3.17	2.99	6.0

Basic:
Core Operating Income	0.86	0.76	13.2	3.29	3.06	7.5
Net Income	0.81	0.76	6.6	3.24	3.06	5.9

Dividend Declared	0.27	0.24	12.5	1.05	0.93	12.9
Book Value	24.24	20.27	19.6	24.24	20.27	19.6
Shares Outstanding (millions):
Average - Diluted	260.5	239.6	8.7	254.6	236.0	7.9
End of Period	255.5	235.4	8.5	255.5	235.4	8.5

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$402.3	$339.8	18.4%	$1,520.4	$1,298.6	17.1%
Provision for Loan and Lease Losses	18.3	13.0	40.8	50.6	44.8	12.9

Data Processing Services	355.2	323.8	9.7	1,382.7	1,185.1	16.7
Wealth Management	57.9	48.2	20.1	221.6	191.7	15.6
Service Charge on Deposits	26.3	23.3	12.9	99.6	94.0	6.0
Mortgage Banking	12.1	14.6	-17.1	52.4	50.5	3.8
Net Investment Securities Gains	3.1	2.9	6.9	9.7	45.5	-78.7
All Other	48.1	36.5	31.8	167.9	149.5	12.3
Total Non-Interest Revenues (Core Operating 2006)	502.7	449.3	11.9	1,933.9	1,716.3	12.7

Salaries and Employee Benefits	311.3	282.7	10.1	1,210.1	1,074.7	12.6
Occupancy and Equipment	60.6	56.8	6.7	244.0	215.6	13.2
Intangible Amortization	12.3	8.8	39.8	45.4	31.1	46.0
Other	179.3	157.3	14.0	660.0	557.7	18.3
Total Non-Interest Expenses	563.5	505.6	11.5	2,159.5	1,879.1	14.9

Tax Equivalent Adjustment	7.1	8.2	-13.4	30.1	33.3	-9.6
Pre-Tax Core Operating Earnings	316.1	262.3	20.5	1,214.1	1,057.7	14.8
Income Taxes (Core Operating Income 2006)	97.7	84.8	15.2	394.3	351.5	12.2

Core Operating Income	$218.4	$177.5	23.1%	$819.8	$706.2	16.1%

Derivative Loss - Discontinued Hedges, net of tax	(13.0)	0.0	n.m.	(12.0)	0.0	n.m.

Net Income	$205.4	$177.5	15.7%	$807.8	$706.2	14.4%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.25%	3.38%		3.27%	3.40%
Interest Spread (FTE)	2.61	2.82		2.66	2.93

Based on Core Operating Activities (2006)
Efficiency Ratio	62.2	64.1		62.6	62.6
Efficiency Ratio without Metavante	50.6	51.5		50.8	50.7
Return on Assets	1.56	1.56		1.56	1.63
Return on Equity	14.27	15.06		14.58	16.21

Equity / Assets (End of Period)	10.94	10.25		10.94	10.25

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	As of
	December 31,	December 31,	Percent
ASSETS ($millions)	2006	2005	Change
Cash & Due From Banks	$1,248	$1,155	8.1%
Trading Securities	36	30	20.0
Short - Term Investments	256	300	-14.7
Investment Securities	7,473	6,320	18.2
Loans and Leases:
Commercial Loans & Leases	12,587	10,066	25.0
Commercial Real Estate	14,351	10,421	37.7
Residential Real Estate	9,032	7,096	27.3
Home Equity Loans & Lines	4,342	4,834	-10.2
Personal Loans and Leases	1,623	1,750	-7.3
Total Loans and Leases	41,935	34,167	22.7
Reserve for Loan & Leases Losses	(421)	(364)	15.7
Premises and Equipment, net	572	491	16.5
Goodwill and Intangibles	3,212	2,461	30.5
Other Assets	1,919	1,653	16.1
Total Assets	$56,230	$46,213	21.7%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$6,113	$5,525	10.6%
Bank Issued Interest Bearing Activity	12,924	10,530	22.7
Bank Issued Time	8,108	5,279	53.6
Total Bank Issued Deposits	27,145	21,334	27.2
Wholesale Deposits	6,939	6,340	9.4
Total Deposits	34,084	27,674	23.2
Short - Term Borrowings	6,425	5,627	14.2
Long - Term Borrowings	8,026	6,669	20.3
Other Liabilities	1,544	1,508	2.4
Shareholders' Equity	6,151	4,735	29.9
Total Liabilities & Shareholders' Equity	$56,230	$46,213	21.7%

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2006	2005	Change	2006	2005	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$1,045	$1,012	3.3%	$1,024	$966	6.0%
Trading Securities	44	33	33.3	46	27	70.4
Short - Term Investments	223	216	3.2	303	237	27.8
Investment Securities	7,333	6,256	17.2	6,992	6,183	13.1
Loans and Leases:
Commercial Loans & Leases	12,338	9,761	26.4	11,691	9,394	24.5
Commercial Real Estate	14,278	10,414	37.1	13,139	9,989	31.5
Residential Real Estate	8,844	6,717	31.7	8,130	5,752	41.3
Home Equity Loans and Lines	4,387	4,822	-9.0	4,540	4,988	-9.0
Personal Loans and Leases	1,591	1,688	-5.7	1,628	1,653	-1.5
Total Loans and Leases	41,438	33,402	24.1	39,128	31,776	23.1
Reserve for Loan & Leases Losses	(420)	(365)	15.1	(406)	(363)	11.8
Premises and Equipment, net	570	478	19.2	551	458	20.3
Goodwill and Intangibles	3,216	2,425	32.6	3,008	2,261	33.0
Other Assets	2,053	1,792	14.6	2,005	1,739	15.3
Total Assets	$55,502	$45,249	22.7%	$52,651	$43,284	21.6%

Memo:
Average Earning Assets	$49,038	$39,907		$46,469	$38,223
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$49,094	$39,945		$46,555	$38,218

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,526	$5,195	6.4%	$5,336	$4,943	8.0%
Bank Issued Interest Bearing Activity	12,516	10,349	20.9	11,668	10,027	16.4
Bank Issued Time	8,111	5,057	60.4	7,329	4,410	66.2
Total Bank Issued Deposits	26,153	20,601	26.9	24,333	19,380	25.6
Wholesale Deposits	6,984	6,723	3.9	7,256	6,721	8.0
Total Deposits	33,137	27,324	21.3	31,589	26,101	21.0
Short - Term Borrowings	4,091	2,563	59.6	3,638	2,926	24.3
Long - Term Borrowings	10,452	8,936	17.0	10,072	8,193	22.9
Other Liabilities	1,772	1,751	1.2	1,751	1,707	2.6
Shareholders' Equity	6,050	4,675	29.4	5,601	4,357	28.6
Total Liabilities & Shareholders' Equity	$55,502	$45,249	22.7%	$52,651	$43,284	21.6%

Memo:
Average Interest Bearing Liabilities	$42,154	$33,628		$39,963	$32,277

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2006	2005	Change	2006	2005	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$15.0	$11.5	30.4%	$39.0	$39.1	-0.3%
Net Charge-Offs / Average Loans & Leases	0.14%	0.14%		0.10%	0.12%
Loan and Lease Loss Reserve ($millions)	$420.6	$363.8	15.6%	$420.6	$363.8	15.6%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.00%	1.06%		1.00%	1.06%
Non-Performing Loans & Leases (NPL) ($millions)	$268.0	$140.6	90.6%	$268.0	$140.6	90.6%
NPL's / Period-End Loans & Leases	0.64%	0.41%		0.64%	0.41%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	157%	259%		157%	259%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	7.58%	6.62%		7.38%	6.06%
Commercial Real Estate	7.60	6.65		7.41	6.27
Residential Real Estate	7.19	6.47		7.05	6.13
Home Equity Loans and Lines	7.47	6.64		7.28	6.28
Personal Loans and Leases	7.57	6.44		7.22	6.05
Total Loans and Leases	7.49	6.59		7.30	6.17
Investment Securities	5.21	5.00		5.20	5.01
Short - Term Investments	4.95	3.89		4.81	3.38
Interest Income (FTE) / Avg. Interest Earning Assets	7.13%	6.33%		6.97%	5.97%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	3.55%	2.49%		3.31%	1.92%
Bank Issued Time	4.72	3.65		4.40	3.21
Total Bank Issued Deposits	4.01	2.87		3.73	2.31
Wholesale Deposits	5.07	3.64		4.82	3.14
Total Interest Bearing Deposits	4.28	3.10		4.03	2.58
Short - Term Borrowings	5.30	4.34		5.14	3.63
Long - Term Borrowings	4.86	4.26		4.73	4.03
Interest Expense / Avg. Interest Bearing Liabilities	4.52%	3.51%		4.31%	3.04%
Net Interest Margin(FTE) / Avg. Earning Assets	3.25%	3.38%		3.27%	3.40%
Interest Spread (FTE)	2.61%	2.82%		2.66%	2.93%

Notes:
(a) Includes Loans past due 90 days or more.
(b) Based on average balances excluding fair value adjustments for available for sale securities.

Reconciliation of Core Operating Income to Net Income

	Three Months Ended December 31, 2006			Twelve Months Ended December 31, 2006
	Amount	Per		Amount	Per
	($ in millions)	Diluted Share		($ in millions)	Diluted Share
Total Non-Interest Revenues (Core Operating)	$502.7			$1,933.9
Derivative Loss - Discontinued Hedges	(20.2)			(18.5)
Total Non-Interest Revenues (GAAP)	$482.5			$1,915.4

Pre-Tax Core Operating Earnings	$316.1			$1,214.1
Derivative Loss - Discontinued Hedges	(20.2)			(18.5)
Pre-Tax Earnings (GAAP)	$295.9			$1,195.6

Income Taxes - Core Operating Income	$97.7			$394.3
Tax Benefit on Derivative Loss - Discontinued Hedges	(7.2)			(6.5)
Income Taxes (GAAP)	$90.5			$387.8

Core Operating Income	$218.4	$0.84		$819.8	$3.22
Derivative Loss - Discontinued Hedges, net of tax	(13.0)	(0.05)		(12.0)	(0.05)
Net Income (GAAP)	$205.4	$0.79		$807.8	$3.17

Average Shareholders' Equity Core Operating Activities	$6,074			$5,624
Cumulative Derivative Adjustments - Discontinued Hedges, net of tax	(24)			(23)
Average Shareholders' Equity (GAAP)	$6,050			$5,601

Based on GAAP
Efficiency Ratio	63.6%			62.9%
Efficiency Ratio without Metavante	52.5			51.3
Return on Assets	1.47			1.53
Return on Equity	13.47			14.42

Reconciliation of Net Income to Income as Adjusted				Twelve Months Ended
				December 31, 2005
				Amount	Per
				($ in millions)	Diluted Share
Net Income				$706.2	$2.99
Adjustments (Net of Tax)
Realized Gain Venture Capital Investments				18.2	0.07
Cash Tender - Equity Investment				3.9	0.02
Related Compensation Expense				(1.7)	(0.01)
Total Adjustments				20.4	0.08

Income as Adjusted				$685.8	$ 2.91